Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Enviva Partners, LP:

We consent to the use of our report dated March 1, 2019, with respect to the Enviva Partners, LP and subsidiaries consolidated statements of income, comprehensive income, changes in partners’ capital, and cash flows for the year ended December 31, 2018, and the related notes, (collectively, the consolidated financial statements) incorporated herein by reference.

/s/ KPMG LLP

McLean, Virginia
February 25, 2021